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                                                                  EXHIBIT 10.3

                             INCENTIVE STOCK OPTION


______________________, Optionee:

        Aurora Biosciences Corporation (the "Company"), pursuant to its 1996 Stock Plan (the "Plan"), has granted to you, the optionee named above, an option to purchase shares of the common stock of the Company ("Common Stock"). This option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         The grant hereunder is in connection with and in furtherance of the Company's compensatory benefit plan for participation of the Company's employees (including officers), directors or consultants and is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). Defined terms not explicitly defined in this agreement but defined in the Plan shall have the same definitions as in the Plan.

         The details of your option are as follows:

         1. TOTAL NUMBER OF SHARES SUBJECT TO THIS OPTION. The total number of shares of Common Stock subject to this option is ____________________ (__________).

         2. VESTING. Subject to the limitations contained herein, this option shall become exercisable (vest) with respect to each installment shown below on or after the date of vesting applicable to such installment, as follows:


              NUMBER OF SHARES (INSTALLMENT)                        DATE OF EARLIEST EXERCISE (VESTING)
              ------------------------------                        -----------------------------------
                       __________                                   __________, 199__
                       __________                                   The ___ day of each month thereafter,
                                                                    commencing on ________, 199__ through and
                                                                    including _________, 199__.
                       __________                                   __________, 199__


         3.       EXERCISE PRICE AND METHOD OF PAYMENT.

                 (a) EXERCISE PRICE. The exercise price of this option is ___________ ($___________) per share, being not less than the fair market value of the Common Stock on the date of grant of this option.




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                 (b)      METHOD OF PAYMENT.  Payment of the exercise price per
share is due in full upon exercise of all or any part of each installment which has accrued to you. You may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:

                                  (i)              Payment of the exercise
price per share in cash (including check) at the time of exercise;

                                  (ii)             Payment pursuant to a
program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

                                  (iii)            Provided that at the time of
exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise; or

                                  (iv)             Payment by a combination of
the methods of payment permitted by subparagraph 3(b)(i) through 3(b)(iii) above.

         4. WHOLE SHARES. This option may not be exercised for any number of shares which would require the issuance of anything other than whole shares.

         5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.

         6. TERM. The term of this option commences on __________, 19__, the date of grant, and expires on _____________________ (the "Expiration Date," which date shall be no more than ten (10) years from the date this option is granted), unless this option expires sooner as set forth below or in the Plan. In no event may this option be exercised on or after the Expiration Date. This option shall terminate prior to the Expiration Date as follows: three (3) months after the termination of your Continuous Status as an Employee, Director or Consultant with the Company or an Affiliate of the Company for any reason or for no reason unless:

                 (a) such termination of Continuous Status as an Employee, Director or Consultant is due to your permanent and total disability as defined in Section 422(c)(6) of the


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Code, in which event the option shall expire on the earlier of the Expiration
Date set forth above or twelve (12) months following such termination of Continuous Status as an Employee, Director or Consultant; or

                 (b) such termination of Continuous Status as an Employee, Director or Consultant is due to your death or your death occurs within three
(3) months following your termination of Continuous Status as an Employee, Director or Consultant for any other reason, in which event the option shall expire on the earlier of the Expiration Date set forth above or twelve (12) months after your death; or

                 (c) during any part of such three (3) month period the option is not exercisable solely because of the condition set forth in paragraph 5 above, in which event the option shall not expire until the earlier of the Expiration Date set forth above or until it shall have been exercisable for an aggregate period of three (3) months after the termination of Continuous Status as an Employee, Director or Consultant; or

                 (d) exercise of the option within three (3) months after termination of your Continuous Status as an Employee, Director or Consultant with the Company or with an Affiliate of the Company would result in liability under section 16(b) of the Securities Exchange Act of 1934, in which case the option will expire on the earlier of (i) the Expiration Date set forth above,
(ii) the tenth (10th) day after the last date upon which exercise would result in such liability or (iii) six (6) months and ten (10) days after the termination of your Continuous Status as an Employee, Director or Consultant with the Company or an Affiliate of the Company.

         However, this option may be exercised following termination of Continuous Status as an Employee, Director or Consultant only as to that number of shares as to which it was exercisable on the date of termination of Continuous Status as an Employee, Director or Consultant under the provisions of paragraph 2 of this option.

         In order to obtain the federal income tax advantages associated with an "incentive stock option," the Code requires that at all times beginning on the date of grant of the option and ending on the day three (3) months before the date of the option's exercise, you must be an employee of the Company or an Affiliate of the Company, except in the event of your death or permanent and total disability. The Company has provided for continued vesting or extended exercisability of your option under certain circumstances for your benefit, but cannot guarantee that your option will necessarily be treated as an "incentive stock option," particularly if you provide services to the Company or an Affiliate of the Company as a consultant or exercise your option more than three (3) months after the date your employment with the Company and all Affiliates of the Company terminates.

         7. REPRESENTATIONS. By executing this option agreement, you hereby warrant and represent that you are acquiring this option for your own account and that you have no intention of distributing, transferring or selling all or any part of this option except in accordance with the terms of this option agreement.



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         8.      EXERCISE.

                 (a) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to Section 12(e) of the Plan.

                 (b)      By exercising this option you agree that:

                                  (i)      as a precondition to the completion
of any exercise of this option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (a) the exercise of this option; (b) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (c) the disposition of shares acquired upon such exercise;

                                  (ii)     you will notify the Company in
writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of this option that occurs within two (2) years after the date of this option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of this option; and

                                  (iii)    the Company (or a representative of
the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Act, require that you not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Act as may be requested by the Company or the representative of the underwriters. You further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

         9. TRANSFERABILITY. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option.

         10. OPTION NOT A SERVICE CONTRACT. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. In addition, nothing in this option shall obligate the Company or any Affiliate of the Company, or their respective stockholders, Board



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of Directors, officers or employees to continue any relationship which you might have as a Director or Consultant for the Company or Affiliate of the Company.

         11. NOTICES. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.


         12. GOVERNING PLAN DOCUMENT. This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, including without limitation the provisions of Section 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.



         Dated the ____ day of __________________, 19__.



                                        Very truly yours,

                                        AURORA BIOSCIENCES CORPORATION



                                        By______________________________________
                                        Duly authorized
                                        on behalf of the Board of
                                        Directors


ATTACHMENTS:

         Aurora Biosciences Corporation 1996 Stock Plan
         Notice of Exercise


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The undersigned:

         (a) Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and

         (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its Affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options previously granted and delivered to the undersigned under stock option plans of the Company, and (ii) the following agreements only:

         NONE    _________________________
                 (Initial)

         OTHER   _________________________________
                 _________________________________
                 _________________________________


                                           ____________________________________
                                           OPTIONEE

                                           Address:____________________________
                                                   ____________________________